                                                                   EXHIBIT 10.51

September 11, 2003



Richard Bacon
142 Oakwood Court
Abbotsbury Road
London, UK W14 8JS

Dear Rick:

This letter confirms our agreement with you regarding your compensation, effective 9/2/03.

PRG Schultz International, Inc. will protect fifty percent (50%) of your base salary against the currency exchange rate on the date of September 2, 2003 ($1 = Pound Sterling 0.63694) for a period of 16 months. There will be two true-up periods, one in January 2004 for income earned through December 31, 2003 and one in January 2005 for income earned from January 1, 2004 through December, 2004.

Sincerely,

/s/ Marie Neff

Marie Neff
Executive Vice President, Human Resources

MN/smh